UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material pursuant to §240.14a-12

G&K SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous fling by registration statement number or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

This filing relates to the proposed acquisition of G&K Services, Inc. (“G&K” or the “Company”) by Cintas Corporation (“Cintas”) pursuant to the terms of the Agreement and Plan of Merger, dated as of August 15, 2016, by and among G&K, Cintas and Bravo Merger Sub, Inc.

Douglas A. Milroy, Chief Executive Officer of G&K, sent a letter to G&K’s employees on August 16, 2016 in respect of the proposed acquisition by Cintas. The following is a copy of that letter:

To: Employees All

Special Message from

Douglas A. Milroy

Chief Executive Officer

Earlier today a press release was issued regarding the acquisition of G&K by Cintas. After careful deliberation and hard negotiation, our board has agreed for the company to be acquired by Cintas for the price of $97.50 per share in cash. Cintas will acquire G&K and merge the two companies.

The combination of these two great companies makes sense. Both companies share a long legacy of strong operational performance and maintain a similar set of core values. From a financial perspective, the purchase price represents a significant premium to our all-time high stock price, providing an attractive return for our long-term shareholders and reflects your hard work and commitment to creating real value.

Today’s announcement marks the signing of an agreement between the two companies. As is typical, this combination also requires regulatory and shareholder approval. We anticipate closing in the next four to six months, although it could take longer than that.

There is not much additional detail that I can share with you at this point regarding the newly combined organization. According to Cintas, most of our employees will retain their jobs. There will be a period of change and transition, but our’s is a stable industry, with lots of opportunities ahead, and the dust will eventually settle out.

I want to take this opportunity to thank you for your tremendous efforts over the years and the dedication and support you have given to G&K and me. You should all take pride in what we have accomplished. Grounded in our Core Values, we have achieved a record of customer satisfaction, safety, and financial performance that few companies can match. Others recognize the great company we have built together, and it is this record of excellence that drove Cintas’ interest in merging our two companies.

As I mentioned above, this transaction is still subject to regulatory and shareholder approval. During this process, we have to continue to work together to run our business, compete in the marketplace, and deliver the service excellence our customers have come to expect.

We will keep you updated as we move through the process. I will also host a conference call later today to provide some additional thoughts and answer your questions. Details for participating in the call will be communicated to you separately this morning.

Thank you all again for you contributions to G&K.

Sincerely,

Douglas A. Milroy

Chief Executive Officer

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, the Company plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”), in connection with the solicitation of proxies for a meeting of the Company’s shareholders to be called at a future date (the “meeting”). Promptly after filing its Proxy Statement in definitive form with the SEC, the Company will mail the Proxy Statement to each shareholder entitled to vote at the meeting. Shareholders are urged to read the Proxy Statement (including any amendments or supplements thereto) and any other relevant documents that the Company will file with the SEC when they become available because they will contain important information about the proposed transaction and related matters. Shareholders may obtain, free of charge, copies of the Proxy Statement and any other documents filed by the Company with the SEC in connection with the transaction at the SEC’s website (http://www.sec.gov) or by contacting the investor relations department of the Company at:

    jeff.huebschen@gkservices.com

    +1.952.912.5773

    Investor Relations

    5995 Opus Parkway

    Minnetonka, MN 55343

Participants in the Solicitation

The Company, its directors and certain executive officers are or may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2015 and in any subsequent Statements of Change in Ownership on Form 4 filed by such individuals with the SEC, and will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with the proposed transaction when the Proxy Statement becomes available.

Cautionary Statements Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar expressions and by the context in which they are used. Such statements are based upon our current expectations and speak only as of the date made. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ from those set forth in or implied by this letter. Factors that may cause such a difference include, but are not limited to, risks and uncertainties related to (i) the ability to obtain shareholder and regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction, (ii) the risk that a condition to closing of the merger may not be satisfied, (iii) the ability of the Company and Cintas to integrate their businesses successfully and to achieve anticipated cost savings and other synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) potential litigation relating to the proposed transaction that could be instituted against the Company or Cintas or their respective directors, (vi) possible disruptions from the proposed transaction that could harm the Company’s or Cintas’ business, including current plans and operations, (vii) the ability of the Company or Cintas to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the merger, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s and/or Cintas’ financial performance, (x) certain restrictions during the pendency of the merger that may impact the Company’s and/or Cintas’ ability to pursue certain business opportunities or strategic transactions, (xi) continued availability of capital and financing and rating agency actions, (xii) legislative, regulatory and economic developments and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s or Cintas’ consolidated financial condition, results of operations, credit rating or liquidity. Neither the Company nor Cintas undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made, except as required by law.